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                                                               Exhibit 99.(h)(4)

                                FIRST ADDENDUM TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT


          ADDENDUM, entered into this 30th day of September, 2003 by and between HARRIS ASSOCIATES INVESTMENT TRUST (hereinafter the "Trust") and CDC IXIS ASSET MANAGEMENT SERVICES, INC. (formerly NVEST SERVICES COMPANY, INC., hereinafter the "Transfer Agent").

          WHEREAS, the Trust and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated as of September 1, 1999, as amended on June 12, 2001, ("Agreement") pursuant to which the Transfer Agent acts as transfer agent, disbursing agent, and agent in connection with certain other activities on behalf of the Trust, and the Transfer Agent has the authority to engage Boston Financial Data Services, Inc. (the "Sub-Transfer Agent") to perform certain transfer agency services for the Trust under the Agreement.

          WHEREAS, the USA PATRIOT Act of 2001 and the regulations promulgated thereunder (collectively the "PATRIOT Act") has imposed new anti-money laundering requirements on financial institutions, including mutual funds;

          WHEREAS, the Securities and Exchange Commission and U.S. Treasury jointly adopted Customer Identification Program ("CIP") rules (the "CIP Rules") for mutual funds relating to the PATRIOT Act;

          WHEREAS, the Trust recognizes the importance of complying with the PATRIOT Act and the Trust has developed and implemented a written anti-money laundering program (the "Trust's AML Program") which is designed to satisfy the requirements of the PATRIOT Act, and includes a CIP that satisfies the requirements of the CIP Rules (the "Trust's CIP");

          WHEREAS, the PATRIOT Act authorizes a mutual fund to delegate to a service provider, including its transfer agent, the implementation and operation of aspects of the fund's anti-money laundering program; and

          WHEREAS, the CIP Rules authorize a mutual fund to delegate to a financial institution that is subject to a rule implementing the anti-money laundering requirements of the PATRIOT Act and regulated by a federal functional regulator, the implementation and operation of aspects of the fund's CIP program;

          WHEREAS, the Trust desires to delegate to the Transfer Agent the implementation and operation of certain aspects of the Trust's AML Program and the Transfer Agent accepts such delegation; and

          WHEREAS, the Trust desires to delegate to the Transfer Agent the implementation and operation of certain aspects of the Trust's CIP and the Transfer Agent accepts such delegation and the Transfer Agent will engage the Sub-Transfer Agent to perform such CIP Procedures.

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          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

     1. DEFINITIONS. As used in this Addendum, the following terms have the following meanings:

     (A) "Fund Account" means any contractual or other business relationship between the Trust and a Fund Customer, defined below, established to effect transactions in securities issued by the Trust, including the purchase and sale of such securities.

     (B) "Fund Customer" means (i) a person that opens a new Fund Account and
(ii) any individual who opens a Fund Account for (a) an individual who lacks legal capacity (such as a minor) or (b) an entity that is not a legal person (such as a civic club), but the term does not include those persons excluded from the definition of "customer" by paragraph (a)(2)(ii) of 31 CFR Part 103.131.

     2. TERMS. Capitalized terms used, but not defined, herein shall have the meanings given to them in the Agreement.

     3. ANTI-MONEY LAUNDERING PROGRAM. The Transfer Agent shall implement anti-money laundering procedures on behalf of the Trust (the "AML Procedures"), as such procedures have been agreed upon by the Transfer Agent and the Trust, and as may be amended from time to time. The Transfer Agent shall provide the Trust with reasonable access to all records related to the AML Procedures and shall take further action as may reasonably be requested by the Trust to facilitate compliance with the AML Procedures.

     4. CUSTOMER IDENTIFICATION PROGRAM. On and after October 1, 2003 through the term of the Agreement, the Transfer Agent shall implement CIP procedures on behalf of the Trust (the "CIP Procedures"), as such procedures have been agreed upon by the Transfer Agent and the Trust, and as may be amended from time to time. The Transfer Agent shall provide the Trust with reasonable access to all records related to the establishment and maintenance of Fund Accounts that have been retained in compliance with the CIP Procedures and shall take such further action as may reasonably be requested by the Trust to facilitate compliance with the CIP Procedures. The Trust shall provide adequate notice to Fund Customers that the Trust is requesting information to verify their identities.

     5. CERTIFICATION. The Transfer Agent shall certify to the Trust at least annually, that the Transfer Agent has implemented the Trust's AML Program and the specific requirements of the Trust's CIP.

     6. INTERPRETATION AND EFFECT ON AGREEMENT. The foregoing provisions of this Addendum shall not be construed to limit the Transfer Agent's other obligations under the Agreement. The provisions of this Addendum, including without limitation the definitions of "Fund Account" and "Fund Customer," shall be interpreted in accordance with any amendment to 31 CFR Part 103.131 and any guidance issued by the Securities

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and Exchange Commission, the Department of Treasury or any other governmental agency.

     7. CONSENT TO EXAMINATION. The Trust hereby directs, and the Transfer Agent acknowledges, that the Transfer Agent shall (a) permit federal regulators access to such information and records maintained by the Transfer Agent and related to the Transfer Agent's implementation of the AML Procedures on behalf of the Trust, as the Trust may request, (b) permit such federal regulators to inspect the Transfer Agent's implementation of the AML Procedures on behalf of the Trust, and (c) disclose the results of any such governmental examination to the Trust.

     8. MISCELLANEOUS. This First Addendum may be executed in any number of counterparts, each of which shall be considered an original, but all of which shall together constitute one and the same instrument. All section headings in this First Addendum are solely for convenience of reference, and do not affect the meaning or interpretation of this First Addendum. All provisions of the Agreement not deleted, amended or otherwise modified herein shall remain in full force and effect. In the event of any inconsistency between this First Addendum and the Agreement, this First Addendum shall control.


     IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

                                      CDC IXIS ASSET MANAGEMENT SERVICES, INC.

                                      By:       /s/ Christopher L. Wilson
                                                ----------------------------
                                      Name:     Christopher L. Wilson
                                                ----------------------------
                                      Title:    President
                                                ----------------------------


                                      HARRIS ASSOCIATES INVESTMENT TRUST


                                      By:       /s/ John R. Raitt
                                                ----------------------------
                                      Name:     John R. Raitt
                                                ----------------------------
                                      Title:    Executive Vice President
                                                ----------------------------